UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

TAC ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TAC ACQUSITION CORP.

8 Sound Shore Drive

Suite 255

Greenwich, CT 06830

[                    ], 2007

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders of TAC Acquisition Corp. (“TAC”) to be held on [                    ], 2007. At this meeting, you will be asked to approve the dissolution and liquidation of TAC, as contemplated by its certificate of incorporation, since the 18 month period for it to complete a business combination has passed without one being consummated. Upon dissolution, TAC will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public shareholders the net proceeds of the company’s trust account as contemplated by its certificate of incorporation and its initial public offering (“IPO”) prospectus.

This meeting is particularly significant in that stockholders must approve TAC’s dissolution and liquidation for TAC to be authorized to distributed the trust account proceeds to its stockholders. It is important that your shares are voted at this special meeting.

TAC was organized in 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector (a “business combination”). On July 1, 2005, TAC consummated its initial public offering, or IPO, from which it received net proceeds of approximately $122.1 million, including the proceeds from the exercise of the underwriters’ over-allotment option. Approximately $121.2 million of the net proceeds of the IPO were placed in a trust account.

On June 9, 2006, TAC entered into a merger agreement with AVIEL Systems, Inc., or AVIEL, and R. John Chapel, the sole stockholder of AVIEL. On December 29, 2006, in a special meeting of TAC’s stockholders, a proposal to approve the merger with AVIEL failed to receive the affirmative vote of a majority of TAC’s outstanding shares entitled to vote at the special meeting. Thereafter, TAC, AVIEL and R. John Chapel mutually agreed to terminate the merger agreement in accordance with its terms. As a result, the 18-month period for TAC to complete a business combination has passed without the consummation of a business combination, and TAC is now required to dissolve and liquidate in accordance with its certificate of incorporation.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the company’s liabilities and the winding up of its affairs, including the distribution to current holders of the shares of common stock included in the units issued in TAC’s IPO, who we refer to as the “public stockholders,” of the principal and accumulated interest held in the trust account, less TAC’s outstanding debts and obligations not otherwise covered by indemnification, as contemplated by its certificate of incorporation. TAC’s initial stockholders, including TAC’s directors and officers, purchased 5,000,000 shares of TAC’s common stock prior to TAC’s IPO. The initial stockholders and their respective assigns have waived any interest in any such distribution with respect to any shares acquired prior to TAC’s IPO. No initial stockholder acquired any common stock in connection with or following TAC’s IPO.

Stockholder approval of the company’s dissolution is required by Delaware law, under which TAC is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of TAC’s outstanding common stock will be required to approve the dissolution and liquidation. Your Board of Directors has unanimously approved TAC’s dissolution and liquidation, deems it advisable and recommends that you approve the dissolution and liquidation. The initial stockholders and their respective assigns, including the American Endowment Foundation, have advised the company that they support the dissolution and intend to vote the 5,000,000 shares of TAC common stock they currently hold in favor of its approval. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

TAC had accrued and unpaid liabilities of approximately $3.18 million as of December 1, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia Bank, National Association, or Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $1.08 million of accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal are jointly and severally liable to pay any debts and obligations, including legal expenses, TAC has incurred as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal are not be liable for approximately $1.89 million of TAC’s outstanding liabilities as of December 1, 2006, including approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, and the amount of TAC’s accrued and unpaid federal or state taxes. Messrs. Cohen and Rosenthal are required to indemnify approximately $1.29 million of liabilities as of December 1, 2006.

Messrs. Cohen and Rosenthal have each confirmed to TAC that they expect to meet these obligations, and are currently negotiating with TAC’s creditors regarding satisfaction of its liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, TAC’s public shareholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the company. Since Messrs. Cohen’s and Rosenthal’s obligations are not collateralized or guaranteed, TAC cannot assure you that Messrs. Cohen and Rosenthal will perform their obligations, or that stockholders would be able to enforce those obligations.

After careful consideration of all relevant factors, TAC’s Board of Directors has unanimously determined that the company’s dissolution is fair to and in the best interests of TAC and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” the dissolution and liquidation.

The Board also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize TAC’s Board of Directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the company’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Sincerely,

/s/ Jonathan H. Cohen
Jonathan H. Cohen
Chief Executive Officer

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

TAC ACQUSITION CORP.

8 Sound Shore Drive

Suite 255

Greenwich, CT 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [                    ], 2007

To The Stockholders Of TAC Acquisition Corp.

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of TAC Acquisition Corp., a Delaware corporation, will be held at              a.m. Eastern time, on                     , 2007, at TAC’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 for the following purposes:

1. To approve the dissolution of TAC and the proposed Plan of Liquidation in substantially the form set forth in Annex A to the accompanying proxy statement; and

2. To authorize TAC’s Board of Directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and TAC’s amended and restated by-laws, no other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on                     , 2007 as the date for determining TAC’s stockholders who are entitled to receive notice of and to vote at the special meeting and any postponement or adjournment thereof. Only holders of record of TAC’s common stock on that date are entitled to have their votes counted at the special meeting or any postponement or adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at TAC’s headquarters and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the dissolution and liquidation.

TAC’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

Dated:                     , 2007

By Order of the Board of Directors,

/s/ Jonathan H. Cohen
Jonathan H. Cohen Chief Executive Officer

TAC ACQUSITION CORP.

8 Sound Shore Drive

Suite 255

Greenwich, CT 06830

SPECIAL MEETING OF STOCKHOLDERS

To Be Held                     , 2007 Proxy Statement

A special meeting of stockholders of TAC Acquisition Corp. will be held at              a.m., Eastern time, on                     , 2007, at TAC’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. At this important meeting, you will be asked to consider and vote upon proposals to:

1. Approve the dissolution of TAC and the proposed Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement; and

2. Authorize TAC’s Board of Directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and TAC’s amended and restated by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares. The “record date” for the special meeting is                     , 2007. Record holders of TAC’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 27,000,000 outstanding shares of TAC’s common stock, of which 22,000,000 were issued in the company’s initial public offering, or IPO (the “Public Shares”), and 5,000,000 were issued to TAC’s initial stockholders before the IPO. Each share of TAC’s common stock entitles its holder to one vote per proposal at the special meeting. TAC’s warrants do not have voting rights.

This proxy statement is dated                     , 2007 and is first being mailed to stockholders on or about                     , 2007.

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approved the dissolution and liquidation of TAC, as contemplated by its certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and liquidation of the company. This summary is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and liquidation, but does not include all of the information contained in the proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the plan of liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by Board action in compliance with Delaware law;

•	establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of (i) the indemnification obligations of Messrs. Cohen and Rosenthal provided to TAC at the time of its IPO and (ii) proceeds from the trust account sufficient to cover TAC’s known liabilities not otherwise subject to indemnification by Messrs. Cohen and Rosenthal; and

•	pay or adequately provide for the payment of our liabilities including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the company’s public stockholders in accordance with the company’s charter.

We expect to make a liquidating distribution to the company’s public shareholders of the proceeds of TAC’s trust account as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and liquidation and adoption of the Plan of Liquidation by our Board of Directors. TAC and its directors are currently negotiating with TAC’s creditors regarding the satisfaction of its other liabilities, which TAC expects to accomplish, concurrently with such liquidating distribution, with the proceeds of payments made or arranged at no cost to the company by its directors pursuant to their indemnification obligations provided at the time of the company’s initial public offering, or IPO. As the company does not have any material assets beyond the trust account, we do not anticipate that any additional distributions to stockholders will be made.

As a result of the company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of company common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the company’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

Under Delaware law, if we distribute the trust account proceeds to public stockholders, but fail to pay or make adequate provision for our liabilities, each TAC stockholder could be held liable for amounts due to the company’s creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

TAC had accrued and unpaid liabilities of approximately $3.18 million as of December 1, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia Bank, National Association, or Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $1.08 million of accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal are jointly and severally liable to pay any debts and obligations, including legal expenses, TAC has incurred as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal are not liable for approximately $1.89 million of TAC’s outstanding liabilities as of December 1, 2006, including approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, and the amount of TAC’s accrued and unpaid federal or state taxes. Messrs. Cohen and Rosenthal are required to indemnify approximately $1.29 million of liabilities as of December 1, 2006.

Messrs. Cohen and Rosenthal have each confirmed to TAC that they expect to meet these obligations, and are currently negotiating with TAC’s creditors regarding satisfaction of its liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, TAC’s public shareholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the company. Since Messrs. Cohen and Rosenthal’s obligations are not collateralized or guaranteed, TAC cannot assure you that Messrs. Cohen and Rosenthal will perform their obligations, or that stockholders would be able to enforce those obligations.

If our stockholders do not vote to approve the company’s dissolution and liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the company. The Board believes, however, there are no viable alternatives to the company’s dissolution and liquidation pursuant to the Plan of Liquidation.

The Board has unanimously approved the company’s dissolution and liquidation, deems it advisable and recommends you vote “FOR” its approval.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the number and percentage of our stockholders voting against the merger proposal;

•	continued compliance with government regulations; and

•	general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to TAC, or any person acting on TAC’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, TAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the merger agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on the business, prospects, financial condition or operating results of TAC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL

MEETING AND THE PLAN OF LIQUIDATION.

THESE QUESTIONS AND ANSWERS ARE ONLY

SUMMARIES OF THE MATTERS THEY DISCUSS.

PLEASE READ THIS ENTIRE PROXY

STATEMENT.

Q. WHAT IS BEING VOTED ON?

A. You are being asked to vote upon proposals to:

1. Approve the dissolution of the company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2. Authorize TAC’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and TAC’s amended and restated by-laws, no other business may be transacted at the meeting.

Q. WHY IS TAC PROPOSING DISSOLUTION AND LIQUIDATION?

A. TAC was organized in 2005 for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology related sector (a “business combination”). On July 1, 2005, TAC consummated its IPO from which it received net proceeds of approximately $122.1 million, including the proceeds from the exercise of the underwriters’ over-allotment option. Approximately $121.2 million of the net proceeds of the IPO were placed in a trust account.

On June 9, 2006, TAC entered into a merger agreement with AVIEL Systems, Inc., or AVIEL, and R. John Chapel, the sole stockholder of AVIEL. On December 29, 2006, in a special meeting of TAC’s stockholders, a proposal to approve the merger with AVIEL failed to receive the affirmative vote of a majority of TAC’s outstanding shares entitled to vote at the special meeting. Thereafter, TAC, AVIEL and R. John Chapel mutually agreed to terminate the merger agreement in accordance with its terms. As a result, the 18-month period for TAC to complete a business combination has passed without the consummation of a business combination, and TAC is now required to dissolve and liquidate in accordance with its certificate of incorporation.

The Plan of Liquidation set forth in Annex A to this proxy statement provides for the discharge of the company’s liabilities and the winding up of its affairs, including the distribution to current holders of the shares of common stock included in the units issued in TAC’s IPO, who we refer to as the “public stockholders,” of the principal and accumulated interest held in the trust account as contemplated by its certificate of incorporation. TAC’s initial stockholders, including TAC’s directors and officers, purchased 5,000,000 shares of TAC’s common stock prior to TAC’s IPO. The initial stockholders and their respective assigns have waived any interest in any such distribution with respect to any shares acquired prior to TAC’s IPO. No initial stockholder acquired any common stock in connection with or following TAC’s IPO.

Stockholder approval of the company’s dissolution is required by Delaware law, under which TAC is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of TAC’s outstanding common stock will be required to approve the dissolution and liquidation. Your Board of Directors has unanimously approved TAC’s dissolution and liquidation, deems it advisable and recommends that you approve the dissolution and liquidation. The initial stockholders and their respective assigns, including the American Endowment Foundation, have advised the company that they support the dissolution and intend to vote the 5,000,000 shares of TAC common stock they currently hold in favor of its approval. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

Q. HOW DO THE TAC INITIAL STOCKHOLDERS INTEND TO VOTE THEIR SHARES?

A. The initial stockholders and their respective assigns, including the American Endowment Foundation, who currently hold approximately 5,000,000 shares of TAC’s common stock, have advised the company that they support the dissolution and liquidation and will vote for it, together with the adjournment proposal.

Q. WHAT VOTE IS REQUIRED TO ADOPT THE PROPOSALS?

A. Approval of the company’s dissolution and liquidation set forth in Proposal One will require the affirmative vote of holders of a majority of TAC’s outstanding common stock. Approval of Proposal Two requires the affirmative vote of holders of a majority of TAC’s common stock voting on the proposal.

Q. WHY SHOULD I VOTE FOR THE PROPOSALS?

A. The Plan of Liquidation provides for the distribution to current holders of TAC’s common shares originally issued in its IPO of the principal and accumulated interest held in the trust account, less TAC’s outstanding debts and obligations not otherwise covered by indemnification, as contemplated by the company’s certificate of incorporation. Stockholder approval of the company’s dissolution is required by Delaware law, under which TAC is organized, and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and liquidation is not approved, TAC will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to its public stockholders

Q. HOW MUCH DO I GET IF THE DISSOLUTION AND LIQUIDATION IS APPROVED?

A. As of                     , 2007, the record date, TAC had approximately $             million held in trust. If a liquidation were to have occurred by such date, TAC estimates that the amount held in trust, less approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility as of December 1, 2006 which was used for the purpose of paying federal and state taxes and approximately $1.08 million of accrued and unpaid federal and state taxes as of December 1, 2006, would have been distributed to the holders of the shares of common stock purchased in TAC’s IPO. Thus, TAC estimates that the total amount available for distribution would have been $             million or approximately $             per public share.

Q. WHAT IF I DON’T WANT TO VOTE FOR THE DISSOLUTION AND LIQUIDATION?

A. If you do not want the dissolution and liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and liquidation is not approved, TAC will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to its public stockholders.

Whether or not you vote against it, if the dissolution and liquidation is approved, all public stockholders will be entitled to share in the liquidation of the trust account.

Q. WHAT HAPPENS IF THE DISSOLUTION AND LIQUIDATION ISN’T APPROVED?

A. If the dissolution and liquidation is not approved, TAC will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to its public stockholders. If sufficient votes to approve the dissolution and liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the company’s Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q. IF THE DISSOLUTION AND LIQUIDATION IS APPROVED, WHAT HAPPENS NEXT?

A. We will:

•	file a Certificate of Dissolution with the Delaware authorities;

•	adopt the Plan of Liquidation by Board action in compliance with Delaware law;

•	conclude our negotiations with creditors and pay or adequately provide for the payment of the company’s liabilities;

•	distribute the proceeds of the trust account to public stockholders; and

•	otherwise effectuate the Plan of Liquidation.

Q. IF I AM NOT GOING TO ATTEND THE SPECIAL MEETING IN PERSON, SHOULD I RETURN MY PROXY CARD INSTEAD?

A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. WHAT WILL HAPPEN IF I ABSTAIN FROM VOTING OR FAIL TO VOTE?

A. Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and liquidation.

Q. HOW DO I CHANGE MY VOTE?

A. Deliver a later-dated, signed proxy card to TAC’s chief executive officer prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to TAC at 8 Sound Shore Drive, Suite 255, Greenwich, Ct. 06830, Attention: Jonathan H. Cohen.

Q. IF MY SHARES ARE HELD IN “STREET NAME,” WILL MY BROKER AUTOMATICALLY VOTE THEM FOR ME?

A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. CAN I STILL SELL MY SHARES?

A. Yes, you may sell your shares at this time. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the company’s dissolution by stockholders at the special meeting. Thereafter and until trading on the OTC Bulletin Board is halted through termination of registration, we believe that any trades of the company’s shares will be tracked and marked with a due bill by the Depository Trust company.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have questions about the merger or the other proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

TAC Acquisition Corp.

8 Sound Shore Drive

Suite 255

Greenwich, Connecticut 06830

ATTN: Jonathan H. Cohen

Tel: (203) 983-5276

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

TAC is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE. We will hold the special meeting at              a.m., Eastern time, on                     , 2007, at TAC’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, to vote on the proposal to approve the company’s dissolution and liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

PURPOSE. At the special meeting, the holders of TAC’s common stock will be asked to approve the company’s dissolution and liquidation and the proposal to authorize company management to adjourn or postpone the meeting to solicit additional proxies.

TAC’s Board of Directors has determined that the proposed dissolution and liquidation is fair to and in the best interests of TAC and its stockholders. The Board of Directors has approved proposed dissolution and liquidation and declared it advisable, and recommends that TAC’s stockholders vote “FOR” its approval.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit TAC’s Board of Directors, in its discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

The special meeting has been called only to consider approval of the proposed dissolution and liquidation and the proposal to permit adjournment or postponement the meeting, if necessary, to solicit additional proxies. Under Delaware law and TAC’s amended and restated by-laws, no other business may be transacted at the special meeting.

RECORD DATE; WHO IS ENTITLED TO VOTE. The “record date” for the special meeting is                     , 2007. Record holders of TAC’s common stock at the close of business on the record date are entitled to vote or to have their votes cast at the special meeting. On the record date, there were 27,000,000 outstanding shares of TAC’s common stock, of which 22,000,000 were originally issued in the company’s IPO, which we call the “public shares,” and 5,000,000 were acquired prior to our IPO by our initial stockholders. Each share of TAC’s common share entitles its holder to one vote per proposal at the special meeting. TAC’s warrants do not have voting rights. The initial stockholders and their respective assigns, including the American Endowment Foundation, have advised the company that they intend to vote the 5,000,000 shares of TAC’s common stock they currently hold in favor of the Plan of Liquidation. During the ten-day period before the special meeting, TAC will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Greenwich, Connecticut for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

QUORUM; VOTE REQUIRED. A majority of the outstanding common stock of the company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the company’s dissolution and liquidation will require the affirmative vote of holders of a majority of TAC’s outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of TAC’s common stock voting on the proposal.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the dissolution and liquidation proposal.

VOTING YOUR SHARES. Each share of TAC’s common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of TAC’s common stock at the special meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” TAC’s proposed dissolution and liquidation and “FOR” the proposal to permit adjournment or postponement of the special meeting for the purpose of soliciting additional proxies. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

If you do not vote your shares of common stock in any of the ways described above, it will have the same effect as a vote against the dissolution and liquidation proposal.

ADJOURNMENT OR POSTPONEMENT. If Proposal Two is approved at the special meeting, TAC may adjourn or postpone the special meeting, if necessary, to solicit further proxies. In addition, TAC may adjourn or postpone the special meeting as set forth in TAC’s certificate of incorporation or by-laws or as otherwise permitted by law.

QUESTIONS ABOUT VOTING. If you have any questions about how to vote or direct a vote in respect of your TAC common stock, you may call Jonathan H. Cohen, our chief executive officer, at (203) 983-5276. You may also want to consult your financial and other advisors about the vote.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE. If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Jonathan H. Cohen, our chairman and chief executive officer, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

BROKER NON-VOTES. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (“NASD”) rules prohibit your broker from voting your shares on the dissolution and liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

NO DISSENTERS’ RIGHTS. Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the company’s dissolution and liquidation.

SOLICITATION COSTS. TAC is soliciting proxies on behalf of the TAC Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. TAC and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

TAC has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. TAC will pay all fees and expenses related to the retention of any proxy solicitation firm.

TAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. TAC will reimburse them for their reasonable expenses.

STOCK OWNERSHIP. Information concerning the holdings of certain TAC stockholders is set forth under “Beneficial Ownership of Securities.”

THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing the company’s dissolution and liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder action, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement. After approval of the company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, inter alia, the following:

•	filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years;

•	adopting a Plan of Liquidation in substantially the form set forth in Annex A to this proxy statement by Board action in compliance with Delaware law;

•	establishing a contingency reserve for the satisfaction of any known or potential liabilities, consisting of (i) the indemnification obligations of Messrs. Cohen and Rosenthal provided to TAC at the time of its IPO and (ii) proceeds from the trust account sufficient to cover TAC’s known liabilities not otherwise subject to indemnification by Messrs. Cohen and Rosenthal; and;

•	paying or providing for the payment of our liabilities in accordance with Delaware law, which liabilities include (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the company’s public stockholders in accordance with the company’s charter;

•	winding up our remaining business activities;

•	complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	making tax and other regulatory filings.

Following dissolution, although they do not expect to do so, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not anticipate that it will be necessary to do so since we do not have any material assets outside the trust account, the Board will be authorized to establish a liquidating trust to complete the company’s liquidation.

TAC had accrued and unpaid liabilities of approximately $3.18 million as of December 1, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia Bank, National Association, or Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $1.08 million of accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal are jointly and severally liable to pay any debts and obligations, including legal expenses, TAC has incurred as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal are not liable for approximately $1.89 million of TAC’s outstanding liabilities as of December 1, 2006, including approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, and the amount of TAC’s accrued and unpaid federal or state taxes. Messrs. Cohen and Rosenthal are required to indemnify approximately $1.29 million of liabilities as of December 1, 2006. We believe we have identified all of the company’s liabilities.

Our Board of Directors has unanimously approved the dissolution and liquidation of TAC and unanimously recommends that TAC’s stockholders vote “FOR” its approval.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH THE COMPANY’S DISSOLUTION AND THE PLAN OF LIQUIDATION

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the company’s dissolution and liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the company’s dissolution and liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the company will make the liquidation distribution of the net trust account proceeds to its public stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional company assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment or compromise, of remaining company liabilities or obligations;

•	lawsuits or other claims asserted against us; and

•	unanticipated legal, regulatory or administrative requirements.

We may not be able to settle all of our obligations to creditors.

We have current and future obligations to creditors. The Plan of Liquidation takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding up process, we are attempting to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Messrs. Cohen and Rosenthal are jointly and severally liable to pay any debts and obligations, including legal expenses, TAC has incurred as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal are not be liable for approximately $1.89 million of TAC’s outstanding liabilities as of December 1, 2006, including approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, and the amount of TAC’s accrued and unpaid federal or state taxes. If Messrs. Cohen and Rosenthal do not perform those obligations, such creditors may seek to recover such claims from the company’s stockholders within three years of the company’s dissolution.

If our reserves for payments to creditors are inadequate, each stockholder may be liable to our creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder’s pro rata portion of such creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the trust account, resulting in its impairment or in delay in distributing it to public shareholders.

The company currently has little available funds outside the trust account, and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of Messrs. Cohen and Rosenthal. Pursuant to their indemnification obligations, Messrs. Cohen and Rosenthal are jointly and severally liable to pay any debts and obligations, including legal expenses, TAC has incurred as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal are not liable for approximately $1.89 million of TAC’s outstanding liabilities as of December 1, 2006, including approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, and the amount of TAC’s accrued and unpaid federal or state taxes, which amounts will be deducted from the trust account proceeds distributed to the public stockholders.

In addition, TAC’s creditors may seek to satisfy their claims from funds in the trust account if Messrs. Cohen and Rosenthal do not perform their indemnification obligations. This could further reduce a stockholder’s distribution from the trust account, or delay stockholder distributions. We believe we have identified all of the company’s liabilities, and do not expect the foregoing to occur.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust company.

Our Board Of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if the company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation, if it determines that doing so is in the best interests of the company and its stockholders. The Board is, however, unaware of any circumstances under which it would do so.

DISSOLUTION UNDER DELAWARE LAW

Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

PRINCIPAL PROVISIONS OF THE PLAN OF LIQUIDATION

GENERAL.

We will distribute pro rata to our public stockholders all of the proceeds of the trust account, less TAC’s outstanding debts and obligations not otherwise subject to indemnification, which we anticipate will be the only amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the company’s dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation. Subject to the payment or the provision for payment of our liabilities, we expect to distribute to our public stockholders the amounts to which they are entitled under the company’s certificate of incorporation, consisting of the proceeds held in the trust account at the record date for the special meeting, less TAC’s outstanding debts and obligations not otherwise subject to indemnification. We do not anticipate making any other distributions to stockholders.

We will also pay or provide for our known liabilities in accordance with negotiations between the company’s directors and its creditors. We intend to establish a contingency reserve, consisting of (i) the indemnification obligations of Messrs. Cohen and Rosenthal and (ii) proceeds from the trust account sufficient to cover any known liabilities not otherwise subject to indemnification by Messrs. Cohen and Rosenthal, which the Board expects will be sufficient to satisfy TAC’s current and potential liabilities. As this contingency reserve will be funded only by (i) an amount of proceeds from the trust account sufficient to cover TAC’s known liabilities not otherwise subject to indemnification by Messrs. Cohen and Rosenthal and (ii) Messrs. Cohen and Rosenthal pursuant to their indemnification obligations as and when needed to discharge company liabilities and obligations, we do not believe there will be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders.

TAC had accrued and unpaid liabilities of approximately $3.18 million as of December 1, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia Bank, National Association, or Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $1.08 million of accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal are jointly and severally liable to pay any debts and obligations, including legal expenses, TAC has incurred as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal are not be liable for approximately $1.89 million of TAC’s outstanding liabilities as of December 1, 2006, including approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, and the amount of TAC’s accrued and unpaid federal or state taxes, which amounts will be placed in the contingency reserve from the trust account proceeds, and will therefore reduce the amount available for distribution to public stockholders.

As of                     , 2007, the record date, TAC had approximately $             million held in trust. If a liquidation were to have occurred by such date, TAC estimates that the amount held in trust, less approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia as of December 1, 2006 which was used for the purpose of paying federal and state taxes and approximately $1.08 million of accrued and unpaid federal and state taxes as of December 1, 2006, would have been distributed to the holders of the shares of common stock purchased in TAC’s IPO. Thus, TAC estimates that the total amount available for distribution would have been $             million or approximately $             per public share.

We will discontinue recording transfers of shares of our common stock on the date of the company’s dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

OUR CONDUCT FOLLOWING APPROVAL OF THE DISSOLUTION AND ADOPTION OF THE PLAN OF LIQUIDATION.

Our directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with the company’s dissolution or under the Plan of Liquidation. Following approval of the company’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We will indemnify our officers, directors and agents in accordance with our certificate of incorporation and bylaws for actions taken in connection with winding up our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which we expect will be limited to the proceeds of Messrs. Cohen’s and Rosenthal’s indemnification obligations. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. The Board has not determined whether it plans to continue to maintain directors’ and officers’ liability insurance following the dissolution of the company.

CONTINGENCY RESERVE.

We generally are required, in connection with the company’s dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting of (i) the indemnification obligations of the Messrs. Cohen and Rosenthal and (ii) proceeds from the trust account sufficient to cover any known liabilities not otherwise subject to indemnification by Messrs. Cohen and Rosenthal, that we believe will be adequate to satisfy TAC’s current and potential liabilities. If it is not, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Once we have established a contingency reserve, we would distribute to stockholders any portion thereof that our Board deems no longer to be required, although because of the nature of our limited assets and liabilities, we do not expect that any such distributions will be made.

POTENTIAL LIABILITY OF STOCKHOLDERS.

Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

STOCK CERTIFICATES.

Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their shares of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

EXCHANGE ACT REGISTRATION.

Our Common Stock trades in the over-the-counter market and is listed for quotation under the trading symbol “TACA” on the OTC Bulletin Board (www.otcbb.com). After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board intends to apply to terminate the company’s registration and reporting requirements under the Securities Exchange Act of 1934. If registration is terminated, trading in the common stock on the OTC Bulletin Board would terminate.

LIQUIDATING TRUSTS.

Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between TAC and the person(s) the Board chooses as trustee(s).

SALES OF ASSETS.

The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although the company’s assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

ABSENCE OF APPRAISAL RIGHTS.

Stockholders are not entitled to appraisal rights in connection with the company’s dissolution and liquidation.

REGULATORY APPROVALS.

We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the company’s dissolution or the Plan of Liquidation.

TREATMENT OF WARRANTS.

There will be no distribution from the trust account with respect to TAC’s warrants. Because TAC failed to consummate a business combination, TAC’s warrants did not become exercisable and will expire worthless.

PAYMENT OF EXPENSES.

In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION.

Approval of the company’s dissolution and liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the company’s dissolution and liquidation, with each holder entitled to one vote per share on the matter.

The company’s Board of Directors believes that the company’s dissolution and liquidation is in the best interests of our stockholders.

The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote “FOR” the dissolution and liquidation.

The initial stockholders, including our directors and officers, and their respective assigns, who hold, as of the record date, an aggregate of 5,000,000 outstanding shares of our common stock, have indicated that they will vote “FOR” the dissolution and liquidation. See “Beneficial Ownership of Securities.”

Shares represented by proxy cards received in time for the Meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to the company and to current holders of our common stock and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the plan of liquidation and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in tax laws.

CONSEQUENCES TO THE COMPANY

The company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

CONSEQUENCES TO STOCKHOLDERS

GAIN OR LOSS ON LIQUIDATION.

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any company contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

LIQUIDATING TRUSTS.

If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

BACK-UP WITHHOLDING.

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

CONSEQUENCES TO WARRANT HOLDERS

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). Because TAC failed to consummate a business combination, TAC’s warrants did not become exercisable and will expire worthless.

INFORMATION ABOUT TAC

TAC was organized in 2005 to effect a business combination with one or more operating businesses in the technology-related sector. To date, TAC’s efforts have been limited to organizational activities, completion of its IPO and the evaluation and negotiation of possible business combinations.

THE IPO AND TRUST ACCOUNT.

The net proceeds from our initial public offering on July 1, 2005 was approximately $110,800,000, after deducting offering expenses of approximately $800,000 and underwriting discounts of $8,400,000, including $1,200,000 attributable to the lead underwriter’s non-accountable expense allowance of 1% of the gross proceeds of the initial public offering. Of this amount, $109,900,000 was placed in trust, with approximately $900,000 remaining and available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

The net proceeds from the exercise of the underwriters’ over-allotment option on August 12, 2005 was approximately $11,280,000, after deducting underwriting discounts of $720,000. All the net proceeds from the exercise of the over-allotment option have been placed in trust.

The remaining proceeds have been used by TAC in its pursuit of a business combination. The trust account is not to be released until the earlier of the consummation of a business combination or liquidation of TAC, although, as noted elsewhere in this proxy statement, claims might be made against the company by creditors who might seek to have such claims satisfied from the trust account. The trust account contained approximately $             as of                     , 2007, the record date.

Because TAC did not consummate a business combination by the time stipulated in its amended and restated certificate of incorporation, TAC’s Board has proposed to dissolve the company as contemplated by its certificate of incorporation and distribute to the company’s public stockholders, in proportion to their respective equity interests, sums in the trust account, inclusive of any interest, less any of TAC’s outstanding debts and obligations not otherwise indemnified by Messrs. Cohen and Rosenthal.

As of                     , 2007, the record date, TAC had approximately $             million held in trust. If a liquidation were to have occurred by such date, TAC estimates that the amount held in trust, less approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility as of December 1, 2006 which was used for the purpose of paying federal and state taxes and approximately $1.08 million of accrued and unpaid federal and state taxes as of December 1, 2006, would have been distributed to the holders of the shares of common stock purchased in TAC’s initial public offering. Thus, TAC estimates that the total amount available for distribution would have been $             million or approximately $             per public share.

TAC’s initial stockholders and their respective assigns have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the trust account with respect to TAC’s warrants.

FACILITIES.

We do not own any real estate or other physical properties material to our operation. Our headquarters are located at 8 Sound Shore Drive, Suite 255 Greenwich, CT 06830. We currently do not pay rent for use of our office facilities.

EMPLOYEES.

We currently have three officers, two of who are also members of our Board of Directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS.

TAC has registered its securities under the Securities and Exchange Act of 1934, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, TAC’s annual reports contain financial statements audited and reported on by TAC’s independent registered public accounting firm.

LEGAL PROCEEDINGS.

TAC is not currently a party to any pending material legal proceedings.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of January 8, 2007, by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock based solely upon the amounts and percentages as are contained in the public filings of such persons; each of our current executive officers and directors; and all our current executive officers and directors as a group. Our initial stockholders, including our directors and officers, have waived any interest in any distribution of the trust account.

Name	Number of Shares	Percentage of Class(4)
Jonathan H. Cohen(1)	1,206,000	4.5%
Saul B. Rosenthal(1)	1,206,000	4.5%
Dana Serman	0	*
Steven P. Novak	0	*
David J. Moore	91,000	*
Frederick P. Forni	91,000	*
Executive officers and directors as a group	2,594,000	9.6%
Sapling, LLC/Fir Tree Recovery Master Fund, L.P.(3)(5) 535 Fifth Avenue 31st Floor New York, New York 10017	1,486,980	5.5%
Wellington Management Company, LLP(6) 75 State Street Boston, MA 02109	3,005,100	11.1%
Boston Partners Asset Management, LLC(7) 28 State Street 20th Floor Boston, MA 02109	2,258,700	8.4%
American Endowment Foundation(8) 1521 Georgetown Road, Suite 104 P.O. Box 911 Hudson, OH 44236-5911	2,320,500	8.6%
Octavian Global Fund, LP/ Octavian Global Partners, LLC/ Octavian Management LLC/ Greg Racz/ Richard Hurowitz Reservoir Master Fund, L.P/ RMF GP, LLC/ Reservoir PCA/ Daniel Stern(9)(10) 650 Madison Avenue 26th Floor New York, New York 10022	1,874,400	6.94%
Weiss Asset Management, LLC/ Weiss Capital, LLC/ Andrew M. Weiss, Ph.D. 29 Commonwealth Avenue, 10th Floor Boston, Massachusetts 02116	2,532,200	9.4%

*	Represents less than one percent.

(1)	In September 2006, each of Messrs. Cohen and Rosenthal made a charitable donation in the form of a gift of 650,000 of the shares of common stock each received in connection with the formation of TAC to the American Endowment Foundation, a non-profit foundation. The American Endowment Foundation also received an additional 1,020,500 shares of common stock issued in connection with the formation of TAC in the form of gifts from two additional initial stockholders of TAC who are not directors or officers of the company. In connection with its receipt of the gifted shares from Messrs. Cohen, Rosenthal, and the two additional initial stockholders of TAC, the American Endowment Foundation agreed not to participate in any liquidation distribution with respect to such shares.
(2)	Reflects 4,608,700 warrants, each exercisable for one share of TAC common stock.
(3)	Shares beneficially held as a group together by Sapling, LLC and Fir Tree Recovery Master Fund, L.P.
(4)	Based on a total of 27,000,000 shares of TAC’s common stock issued and outstanding on October 2, 2006.
(5)	Based upon information contained in the Schedule 13G filed July 11, 2005, by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Sapling, LLC may direct the voting and disposition of 1,486,980 shares of our common stock and Fir Tree Recovery Master Fund, L.P. may direct the voting and disposition of 766,020 shares of our common stock. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Sapling, LLC and the Fir Tree Recovery Master Fund, L.P. However, pursuant to the Schedule 13G, Jeffrey Tannenbaum is the president of Fir Tree, Inc., the manager of both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. As a result, Mr. Tannenbaum could be deemed to be the control person of Sapling, LLC and Fir Tree Recovery Master Fund, L.P.
(6)	Based upon information contained in the Schedule 13G/A filed February 14, 2006, by Wellington Management Company, LLP. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Wellington Management Company, L.P. However, pursuant to the Form ADV filed by Wellington Management Company, L.P. on August 4, 2006, Nicholas Adams, Laurie Gabriel, Paul Hamel, Saul Pannell, John Ryan, Perry Traquina, Philip Perelmuter, Thomas Pappas and James Hoffman are the natural persons listed as control persons of Wellington Management Company, L.P.
(7)	Based upon information contained in the Schedule 13G filed February 14, 2006, by Boston Partners Asset Management, LLC. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Boston Partners Asset Management, LLC. However, pursuant to the Form ADV filed by Boston Partners Asset Management, LLC on November 16, 2006, Desmond Heathwood and William Kelley are the natural persons listed as control persons of Boston Partners Asset Management, LLC.
(8)	Reflects the receipt of gifted shares from Messrs. Cohen, Rosenthal, and two additional initial stockholders of TAC. The American Endowment Foundation has not filed any beneficial ownership reports with respect to its interest in TAC. However, Phil Tobin is the president of the American Endowment Foundation, and could be deemed to be a control person thereof as a result of his position.
(9)	Based upon information contained in the Schedule 13G filed September 25, 2006, by Octavian Global Fund, LP, Octavian Global Partners LLC, Octavian Management LLC, Greg Racz, Richard Hurowitz, Reservoir Master Fund, L.P., RMF GP, LLC, Reservoir PCA Fund, L.P., Reservoir Capital Group, L.L.C., RCGM, LLC and Daniel Stern. However, the Schedule 13G does not disclose the natural persons that would be deemed the control persons of the various entities listed in the filing.
(10)	Octavian Global Fund, LP, Octavian Global Partners LLC, Octavian Management LLC, Greg Racz, and Richard Hurowitz (collectively, the Octavian Group) own 979,400 shares and Reservoir Master Fund, L.P., RMF GP, LLC, Reservoir PCA Fund, L.P., Reservoir Capital Group, L.L.C., RCGM, LLC, and Daniel Stern (collectively, the Reservoir Group) own 895,000 shares. Messrs. Racz and Hurowitz are the only members of Octavian Management, LLC, and may therefore be deemed to be control persons with respect to the Octavian Group. Mr. Stern is the senior managing member of RCGM, LLC, and may therefore be deemed to be the control person with respect to the Reservoir Group. The Octavian Group and the Reservoir Group together own an aggregate of 1,874,400 or approximately 6.94% of the total shares outstanding; however, each of the Octavian Group and the Reservoir Group disclaims beneficial ownership of the shares beneficially owned by the other.
(10)	Based upon information contained in the Schedule 13G filed December 11, 2006, by Weiss Asset Management, LLC, Weiss Capital, LLC and Andrew M. Weiss, Ph.D. Pursuant to the Schedule 13G, each of Weiss Asset Management, LLC and Weiss Capital, LLC may be deemed to be controlled by Mr. Weiss.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, TAC does not expect to have an annual meeting of stockholders after the special meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, TAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of TAC’s proxy statement. Upon written or oral request, TAC will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that TAC deliver single copies of such documents in the future. Stockholders may notify TAC of their requests by calling or writing us at our headquarters at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

WHERE YOU CAN FIND MORE INFORMATION

TAC files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by TAC with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on TAC at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

If you would like additional copies of this document or if you have questions about the merger, you should contact via phone or in writing:

Jonathan H. Cohen

Chairman and Chief Executive Officer

TAC Acquisition Corp.

8 Sound Shore Dr.

Suite 255

Greenwich, Connecticut 06830

(203) 983-5726

ANNEX A

PLAN OF LIQUIDATION

OF

TAC ACQUISITION CORP.

(A DISSOLVED DELAWARE CORPORATION)

This Plan of Liquidation of TAC Acquisition Corp. (the “Company”) is dated this              day of                     , 2007.

WHEREAS, the dissolution of the Company was duly authorized by its board of directors and stockholders, and the Company was dissolved on                     , 2007 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the company, other than the following:

1. The amount outstanding under the Company’s unsecured credit facility with Wachovia Bank, National Association (the “Wachovia Facility”).

2. Fees and expenses in connection with legal, accounting and other professional services rendered prior to the date hereof and liabilities and obligations for federal and state taxes, all as shown on the Company’s unaudited interim financial statements at and for the period ending September 30, 2006, and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs; and

3. The company’s obligations to holders of its common stock issued in its initial public offering (“IPO”) (the “Public Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO (the “Trust Account”), less (i) the amount outstanding under the Wachovia Facility which was used for the purpose of paying federal and state taxes and (ii) the amount of any accrued and unpaid federal and state taxes, in connection with the dissolution and liquidation of the Company as provided in the Company’s certificate of incorporation;

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, Messrs. Cohen and Rosenthal, have reaffirmed, and by their adoption of this Plan of Liquidation, do hereby reaffirm, their obligations, given to the Company in connection with its IPO, to indemnify the Company for any debts and obligations, including legal expenses, the Company has incurred as a result of claims by vendors for services rendered or products sold to the Company, or claims by any target business with which the Company has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with the Company, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the Trust Account; provided, that for the avoidance of doubt, Messrs. Cohen and Rosenthal shall not be liable hereunder for (i) the amount outstanding under the Wachovia Facility which was used for the purpose of paying federal and state taxes, or (ii) the amount of any accrued and unpaid federal or state taxes;

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan of Liquidation by the board of directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the liabilities, obligations, fees and expenses described in paragraphs 1 and 2 of the third recital hereof and (b) pay in full the obligations described in paragraph 3 of such third recital.

2. CONTINGENCY RESERVE. There being no facts now known to the Company suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, the Company shall retain the obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3. AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan of Liquidation. Adoption of this Plan of Liquidation by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board’s authorization of the payment of any such compensation. The adoption of the Plan of Liquidation by the holders of the Company’s common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the company in accordance with the laws of the State of

Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the company to the holders of the company’s common stock in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the company, to sell and convert into cash any and all corporate assets and, out of the assets of the company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan of Liquidation.

5. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the company in accordance with and subject to the terms of the Company’s certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the company (or any trustee or receiver for the company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan of Liquidation, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan of Liquidation.

7. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan of Liquidation and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage.

8. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan of Liquidation to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan of Liquidation shall be treated as made in complete liquidation of the company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN OF LIQUIDATION. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan of Liquidation and all action contemplated thereunder, notwithstanding stockholder approval of this Plan of Liquidation, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan of Liquidation under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan of Liquidation shall be a plan of complete liquidation of the company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan of Liquidation shall be deemed to authorize the taking of such action as, in the opinion of counsel for the company, may be necessary to conform with the provisions of said

Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS. The appropriate officers of the company are authorized and directed, within 30 days after the effective date of this Plan of Liquidation, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Liquidation and the carrying out thereof.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

TAC ACQUISITION CORP.

8 SOUND SHORE DRIVE, SUITE 255

GREENWICH, CONNECTICUT 06830

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TAC ACQUISITION CORP.

The undersigned stockholder of TAC Acquisition Corp. (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints Jonathan H. Cohen and Saul B. Rosenthal, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on                     , 2007, at              a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. TAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. TAC’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

	For		Against		Abstain
1. To Approve The Dissolution Of The Company And The Plan Of Liquidation Submitted To Stockholders At The Special Meeting.	[	]	[	]	[	]
2. To Permit TAC’s Board Of Directors Or Its Chairman, In Their Discretion, To Adjourn Or Postpone The Special Meeting If Necessary For Further Solicitation Of Proxies If There Are Not Sufficient Votes At The Originally Scheduled Time Of The Special Meeting To Approve The Foregoing Proposal.	[	]	[	]	[	]
Mark Here For Address Change And Note Below	[	]

New Address:

    PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

SIGNATURE	SIGNATURE	DATE

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.